Exhibit 8.1	Opinion of Davis Graham & Stubbs LLP as to certain tax matters

December 22, 2016

Tengasco, Inc.
6021 South Syracuse Way, Suite 117
Greenwood Village, CO 80111

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to Tengasco, Inc., a Delaware corporation (“Tengasco”), in connection with the issuance to holders of Tengasco common stock of non-transferable rights to subscribe for new shares of Tengasco common stock (the “Rights”), as discussed in the registration statement on Form S-1 (File No. 333-214149) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”).

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Registration Statement, (ii) the tax representation letter of Tengasco delivered to us for purposes of this opinion (the “Representation Letter”), and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.           The transactions contemplated by the Registration Statement will be consummated in accordance therewith and as described therein, and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect;

2.           All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all material respects and will remain true, complete and correct in all respects up to and including the effective time of the Rights offering, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions and representations or which make any such factual statements, descriptions and representations untrue, incomplete or incorrect at the effective time of the Rights offering; and

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Tengasco, Inc.
December 22, 2016

3.           Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all material respects and will continue to be true, correct and complete in all material respects at all times up to and including the effective time of the Rights offering, in each case without such qualification.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement, we confirm that the statements in the Registration Statement concerning United States federal tax matters under the heading “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute summaries of the United States federal income tax law respecting (i) the receipt and exercise (or expiration) of the Rights, and (ii) the receipt, ownership and sale of shares of common stock received upon an exercise of the Rights, fairly summarize, in all material respects, such legal matters and constitutes the opinion of Davis Graham & Stubbs LLP.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.           This opinion represents our legal judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Rights offering. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.           No opinion is expressed as to any transaction other than the Rights offering as described in the Registration Statement or to any matter whatsoever, including the Rights offering, if, to the extent relevant to our opinion, either all the transactions described in the Registration Statement are not consummated in accordance with the terms of the Registration Statement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement and the Representation Letter, are not true and accurate at all relevant times.

Tengasco, Inc.
December 22, 2016

We are furnishing this opinion in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs LLP